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Exhibit 5.1

OPINION OF AKERMAN SENTERFITT

ONE S.E. 3RD AVENUE
28th FLOOR
MIAMI, FLORIDA 33131

July 8, 2003

Cache, Inc.
1460 Broadway
New York, New York 10036

Ladies and Gentlemen:

        We have acted as special counsel to Cache, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, pursuant to Rule 462(b) promulgated by the Commission, relating to the offer and sale of up to 475,000 additional shares of the Company's common stock, par value $.01 per share (the "Shares") by Andrew M. Saul and Jane Saul-Berkey (the "Selling Shareholders"). The Shares are to be purchased by the underwriters and offered for sale to the public pursuant to the terms of an Underwriting Agreement by and among the Company, the selling shareholders set forth therein, Thomas Weisel Partners LLC, US Bancorp Piper Jaffray, Inc. and SG Cowen Securities Corporation (the "Underwriting Agreement").

        In this capacity, we have examined a copy of the Registration Statement and copies, certified or otherwise identified to our satisfaction, of such records of the Company and various certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, agreements, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for this opinion. In our examination, we have assumed, without investigation, the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authority of all persons signing the Registration Statement, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the veracity of the documents. As to various questions of fact material to the opinions expressed below, we have relied solely on the representations or certificates of officers and/or directors of the Company and the Selling Shareholders and upon documents, records and instruments furnished to us by the Company and the Selling Shareholders, without independently verifying the accuracy of such certificates, documents, records or instruments.

        We are attorneys admitted to practice in the State of Florida and the opinions set forth below are limited to the laws of the State of Florida.

        Based upon the foregoing and having regard for such legal considerations as we deem relevant, and subject to the qualifications set forth below, we are of the opinion that the Shares to be sold by the Selling Shareholders have been duly authorized, and, when sold, will be validly issued, fully paid and non-assessable.

        We have acted as special counsel to the Company in connection with the issuance of this opinion and related matters and our engagement has been limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. The opinion expressed herein concerns only the effect of the laws of the State of Florida as currently in effect. This opinion letter is limited to the matters stated herein and no opinion may be implied or inferred beyond the matters expressly stated herein. The opinion expressed herein is given as of this date, and we assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm appearing under the heading "Legal Matters" in the Registration Statement and the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the General Rules and Regulations of the Commission thereunder.

Very truly yours,
/s/ AKERMAN SENTERFITT Akerman Senterfitt

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OPINION OF AKERMAN SENTERFITT